UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of October 22, 2004
(Events as of October 20,2004)

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communicaitons pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.140d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.

On October 20, 2004, General Binding Corporation issued a press release announcing its earnings for the three months ended September 30, 2004.  A copy of that release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form-8K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific referrence in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release dated October 20, 2004 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                                   Steven Rubin
                                                                                                                                   Vice President, Secretary &
                                                                                                                                   General Counsel
                                                                                                                                   October 22, 2004

Exhibit 99.1

GBC REPORTS 3rd QUARTER 2004 RESULTS
Modestly Improved Earnings on Stable Revenues

        Northbrook, IL, October 20, 2004 -- General Binding Corporation (Nasdaq: GBND) today announced results for the third quarter of 2004. The Company's third quarter 2004 earnings were $5.2 million, or $0.31 per share (diluted), compared to $4.9 million or $0.30 per share for the same period last year. Sales for the quarter were approximately flat with the prior year at $175.8 million.

        "We have achieved double-digit growth in several of the Industrial and Print Finishing Group's ("IPFG") businesses, gained market share in the domestic commercial films market and have continued to make progress under our Operational Excellence Program," said Dennis Martin, Chairman of the Board, President and Chief Executive Officer. "These successes, however, have been masked by pricing pressures in the office products and commercial films industries. We believe that we can mitigate these pressures by offering innovative, quality products and value-added services to our customers at competitive prices. Our recent alignment of the product development, sourcing and marketing functions within the Commercial and Consumer Group ("CCG") should facilitate top-line and margin growth by accelerating our ability to cost-effectively bring new products to our target markets."

        "In spite of the challenging market conditions," continued Mr. Martin, "we modestly improved earnings in the third quarter compared to last year. In addition, our focus on generating cash flow enabled us to reduce net debt by more than $21 million during the quarter."

3rd Quarter Results
Financial results for the quarter included the following highlights:

Sales totaled $175.8 million, approximately flat with the prior year. Significant growth in IPFG, mainly in its European films and digital print finishing businesses, was more than offset by a sales decline in CCG's domestic operations. Favorable exchange rates were responsible for the Europe Group's increased sales. Exchange rates also positively affected international sales within both CCG and IPFG.

The Company's gross profit margin for the quarter was 39.8%, little-changed from the prior year, but an improvement over each of the prior two quarters.

Selling, service and administrative expenses increased $2.2 million from 2003, in large part due to the adverse effect of exchange rate movements on international expenses.

Segment Operating Income for the quarter was $14.5 million, 3.9% lower than the prior year due to lower earnings in CCG and the Europe Group, partially offset by improved profitability in IPFG and reduced corporate overhead expense.

Equity in earnings of joint ventures was $1.4 million in the third quarter of 2004 compared to minimal equity in losses of joint ventures in 2003. The primary reason for the increase was stronger results from the Company's joint venture in Australia.

Restructuring and other expenses totaling $0.9 million pre-tax related to the CCG alignment were recorded in the third quarter. No restructuring and other expenses were recorded in the third quarter of 2003.

Interest expense for the quarter totaled $6.7 million, $0.9 million lower than in 2003, the decrease resulting principally from lower average debt levels.

Other income totaled $1.1 million in the third quarter of 2004, including a gain of approximately $0.7 million related to the sale of an idle factory.

Income tax expense was $2.8 million for the quarter, slightly higher than the $2.6 million for the same period last year, reflecting higher levels of pre-tax income.

Earnings totaled $0.31 per share for the third quarter, compared to net earnings of $0.30 per share reported in the third quarter of 2003.

Total net debt at the end of the quarter, adjusted for cash and equivalents, was $292.1 million, down $21.5 million from the amount outstanding at the end of the second quarter and down $18.7 million from a year ago.

Nine-Month Results

        For the first nine months of 2004, sales were $521.2 million, up slightly from the prior year. Net income for the period was $0.49 per share, including pre-tax charges totaling $1.7 million, compared to a net loss of ($0.01) per share last year, which included pre-tax charges of $9.8 million.

Conference Call

        On October 21, 2004, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's third quarter 2004 results. The live presentation and an archived replay will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at www.gbc.com or from www.streetevents.com.

        GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands. These products are designed to help people enhance printed materials and organize and communicate ideas.

        This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believes," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact: Tony Giuliano, Treasurer and Director, Investor Relations
                (847) 291-5451
                inv-rel@gbc.com (E-mail)
                www.gbc.com (GBC's website)

			Exhibit A to
		2004 Q3 Earnings Release

GENERAL BINDING CORPORATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004
(Amounts in Thousands except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
CONSOLIDATED SUMMARY OF INCOME	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$ 175,848	$ 175,092	$ 521,154	$515,677
Cost of sales:
Product cost of sales, including development
and engineering	105,894	105,263	318,287	310,186
Selling, service and administrative	56,723	54,497	169,100	169,115
Equity (earnings) losses from joint ventures	(1,394)	48	(1,750)	(605)
Amortization of intangible assets	114	188	343	565
Restructuring and other:
Restructuring	28	-	851	9,789
Other	840	-	840	-
Interest expense	6,684	7,546	20,075	27,091
Other (income) expense, net	(1,056)	69	(128)	(119)
Income (loss) before taxes	8,015	7,481	13,536	(345)
Income tax expense (benefit)	2,841	2,595	5,326	(190)
Net income (loss)	$ 5,174 ======	$ 4,886 =====	$ 8,210 ======	$ (155) =======
Earnings (loss) per share:
Basic	$ 0.32 =====	$ 0.31 ====	$ 0.51 =====	$ (0.01) =====
Diluted	$ 0.31 =====	$ 0.30 ====	$ 0.49 =====	$ (0.01) =====

Avg. common shares outstanding (basic)	16,193	15,984	16,159	15,966
Avg. common shares outstanding (diluted)	16,782	16,553	16,851	15,966

				Exhibit B to
			2004 Q3 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Net Sales
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 114,011	$ 118,818	$ 328,336	$ 339,855
	Industrial and Print Finishing Group	38,066	`33,853	114,976	102,091
	Europe	23,771	22,421	77,842	73,731
	Total	$ 175,848 =======	$ 175,092 =======	$ 521,154 =======	$ 515,677 =======

		Segment		Segment
		Operating Income (1)		Operating Income (1)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 14,495	$ 16,940	$ 34,320	$ 41,433
	Industrial and Print Finishing Group	5,966	4,637	15,748	13,997
	Europe	(352)	185	3,242	2,679
	Unallocated corporate items	(5,598)	(6,666)	(18,136)	(21,693)
	Total	$ 14,511 ======	$ 15,096 ======	$ 35,174 ======	$ 36,416 ======

		Reconciliation of Segment Operating Income
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Total segment operating income	$ 14,511	$ 15,096	$ 35,174	$ 36,416
	Interest expense	6,684	7,546	20,075	27,091
	Restructuring and other expenses	868	-	1,691	9,789
	Other (income) expense	(1,056)	69	(128)	(119)
	Income (loss) before taxes	$ 8,015 =====	$ 7,481 =====	$ 13,536 =====	$ (345) =====
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses, equity in earnings of joint ventures and amortization of intangibles.  Restructuring and other expenses are not included in segment results. Additionally, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2004 Q3 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
		September 30	December 31,
CONDENSED BALANCE SHEET		2004	2003
Assets		(Unaudited)
Current assets:
Cash and equivalents		$ 7,924	$ 9,568
Receivables, net		123,774	128,391
Inventories, net		106,184	86,240
Other		34,842	33,914
Total current assets		272,724	258,113
Capital assets, net		86,160	94,986
Other assets		178,699	176,251
Total Assets		$ 537,583 =======	$ 529,350 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 47,414	$ 51,253
Accrued liabilities		86,433	85,119
Notes payable and current maturities		22,625	19,995
Total current liabilities		156,472	156,367
Long-term debt less current maturities		277,393	282,019
Other long-term liabilities		39,029	36,755
Total stockholders' equity		64,689	54,209
	Total Liabilities and Stockholders' Equity	$ 537,583 =======	$ 529,350 =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Depreciation and amortization expense	$ 4,991 =====	$ 6,191 =====	$ 17,102 ======	$ 19,906 ======
Capital expenditures	$ 2,178 =====	$ 1,944 =====	$ 5,772 ======	$ 5,950 ======